UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K/A
                                Amendment No. 1
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported)...... April 27, 2001


                                C-COR.net Corp.
            (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726           24-0811591
(State or other jurisdiction of    (Commission File   (I.R.S. Employer
incorporation or organization)     Number)            Identification No.)

60 Decibel Road, State College, Pennsylvania              16801
   (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:           (814) 238-2461


    (Former name or former address, if changed since last report.)

The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K dated April 27, 2001 and filed on May 11, 2001, to file the required financial statements and pro forma information required in Item 7 - Financial Statements and Exhibits.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    The following financial statements, pro forma financial information and exhibits are filed as part of this report:

    (a) Financial Statements of MobileForce Technologies, Inc. as of and for the years ended December 31, 2000 and 1999.

        Report of Independent Accountants

        Balance Sheets -- As of December 31, 2000 and 1999

        Statements of Operations -- Years ended December 31, 2000 and 1999

        Statement of Convertible Preferred Stock and Stockholders' Deficit -- Years ended December 31, 2000 and 1999

        Statements of Cash Flows -- Years ended December 31, 2000 and 1999

        Notes to Financial Statements

    (b) Pro forma financial information required:

        Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of December 29, 2000 with respect to the Registrant and December 31, 2000 with respect to MobileForce Technologies, Inc.

        Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the six months ended December 29, 2000 with respect to the Registrant and the six months ended December 31, 2000 with respect to MobileForce Technologies, Inc, and the year ended June 30, 2000

        Notes to Pro Forma Condensed Consolidated Financial Statements.

    (c) Exhibits

         2.1 Agreement and Plan of Merger dated as of March 29, 2001, between the Registrant, Broadband Management Solutions, LLC and MobileForce Technologies, Inc. (Incorporated by reference to the Registrant's 8-K dated April 27, 2001 and filed on May 11, 2001. File No. 0-10726)

         23   Consent of PricewaterhouseCoopers LLP (San Francisco, CA)

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 C-COR.net Corp.
                                 (Registrant)


Date: July 10, 2001                     /s/ William T. Hanelly
                                 ----------------------------------------------
                                       William T. Hanelly
                                       Vice President-Finance, Secretary
                                          and Treasurer

MobileForce Technologies, Inc.
Financial Statements
December 31, 2000 and 1999.

MobileForce Technologies, Inc.
Financial Statements Contents
--------------------------------------------------------------------------------

                                                                            Page

Report of Independent Accountants                                             1

Financial Statements:

  Balance Sheets as of December 31, 2000 and 1999                             2

  Statements of Operations for the years ended December 31, 2000 and 1999     3

  Statement of Convertible Preferred Stock and Stockholders' Deficit
      for the years ended December 31, 2000 and 1999                          4

  Statements of Cash Flows for the years ended December 31, 2000 and 1999     5

  Notes to Financial Statements                                               6

                        Report of Independent Accountants


To the Board of Directors and Stockholders of MobileForce Technologies, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, convertible preferred stock and stockholders' deficit, and cash flows present fairly, in all material respects, the financial position of MobileForce Technologies, Inc. at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
---------------------------------

San Francisco, California
May 15, 2001

MobileForce Technologies, Inc.
Balance Sheets
--------------------------------------------------------------------------------

                                                                                      December 31,
                                                                             -----------------------------
                                                                                   2000         1999
Assets
Current assets:
   Cash and cash equivalents                                                 $    897,440     $  1,446,307
   Accounts receivable                                                             78,560                -
   Prepaid expenses                                                               148,734          174,189
   Loan commitment and other fees                                               1,701,900                -
   Other current assets                                                            53,005           43,497
                                                                             ------------     ------------
        Total current assets                                                    2,879,639        1,663,993

   Restricted cash                                                                596,086          596,086
   Loan commitment and other fees                                                 121,068                -
   Property and equipment, net                                                  1,942,365        1,584,836
                                                                             ------------     ------------
        Total assets                                                         $  5,539,158     $  3,844,915
                                                                             ============     ============

Liabilities, convertible preferred stock and stockholders' deficit
Current liabilities:
   Accounts payable and accrued liabilities                                  $  1,905,884     $  1,170,743
   Billings and accrued losses on uncompleted contracts in
      excess of related costs                                                     451,606          708,590
   Convertible notes payable to preferred stockholders
      and accrued interest, net of discount                                     3,972,131                -
   Current portion of notes payable                                             5,077,233           78,503
   Current portion of obligations under capital leases                            524,533          368,196
   Warrants issued to purchase convertible preferred stock                      2,875,057                -
                                                                             ------------     ------------
        Total current liabilities                                              14,806,444        2,326,032

   Notes payable                                                                  866,667           91,775
   Obligations under capital leases                                               593,345          772,606
                                                                             ------------     ------------
        Total liabilities                                                      16,266,456        3,190,413

   Commitments and contingencies (Notes 4 and 12)

   Convertible preferred stock, $0.001 par value; 41,734,636 shares authorized:
      34,001,723 and 30,744,426 shares issued and outstanding at December 31,
      2000 and 1999, respectively (aggregate liquidation preference of
      $32,332,897 at December 31, 2000)                                        31,835,520       25,347,488


Stockholders' deficit
   Common stock, $0.001 par value; 65,000,000 shares authorized; 1,776,662 and
      1,587,267 shares issued and outstanding at December 31, 2000 and 1999,
      respectively                                                                  1,777            1,587
   Note receivable from stockholder                                               (89,400)         (89,400)
   Additional paid-in capital                                                   5,448,016        4,821,858
   Unearned stock compensation                                                 (1,551,462)      (2,806,000)
   Accumulated deficit                                                        (46,371,749)     (26,621,031)
                                                                             ------------     ------------
        Total stockholders' deficit                                           (42,562,818)     (24,692,986)
                                                                             ------------     ------------
        Total liabilities, convertible preferred stock
        and stockholders' deficit                                            $  5,539,158     $  3,844,915
                                                                             ============     ============

   The accompanying notes are an integral part of these financial statements.
                                        2

MobileForce Technologies, Inc.
Statements of Operations
--------------------------------------------------------------------------------

                                                                                     Years Ended
                                                                                     December 31,
                                                                                 2000            1999
                                                                           ------------      ------------

Revenue                                                                    $          -      $          -
Contract costs                                                                 (790,801)         (946,000)
Cost of services (including stock-based compensation of
    $26,000 in 2000 and $4,000 in 1999)                                        (550,906)         (257,000)
                                                                           ------------      ------------
        Gross profit                                                         (1,341,707)       (1,203,000)
                                                                           ------------      ------------

Research and development (including stock-based
   compensation of $248,000 in 2000 and $93,000 in 1999)                      8,214,351         6,184,873
General and administrative (including stock-based
   compensation of $969,818 in 2000 and $39,000 in 1999)                      4,678,892         2,729,076
Sales and marketing (including stock-based
   compensation of $217,000 in 2000 and $54,000 in 1999)                      3,878,830         1,789,097
                                                                           ------------      ------------

        Total operating expenses                                             16,772,073        10,703,046
                                                                           ------------      ------------

Loss from operations                                                        (18,113,780)      (11,906,046)

Interest income                                                                 103,642           214,838
Interest expense                                                             (1,722,063)       (1,659,201)
Other income (expense)                                                          (18,517)         (191,834)
                                                                           ------------      ------------

Net loss                                                                   $(19,750,718)     $(13,542,243)
                                                                           ============      ============

The accompanying notes are an integral part of these financial statements.

MobileForce Technologies, Inc.
Statement of Convertible Preferred Stock and Stockholders' Deficit
--------------------------------------------------------------------------------

                                            Convertible                                                Note
                                           Preferred Stock                 Common Stock            Receivable      Additional
                                           ---------------                 ------------                from          Paid-In
                                        Shares         Amount          Shares         Amount        Stockholder      Capital
                                      ----------     ----------      ---------       --------     -------------   -----------
Balance at December 31, 1998          15,214,090   $ 10,122,719        619,350        $   619      $      --      $  102,031
Issuance of Series D convertible
   preferred stock, net of
   issuance costs of $305,567         15,530,336     15,224,769             --             --             --              --
Issuance of common stock
   upon exercise of stock
   options                                    --             --        967,917            968        (89,400)        107,970
Issuance of convertible preferred
   stock warrants                             --             --             --             --             --       1,615,857
Unearned stock compensation                   --             --             --             --             --       2,996,000
Amortization of unearned
   stock compensation                         --             --             --             --             --              --
Net and comprehensive loss                    --             --             --             --             --              --
                                      ----------   ------------      ---------       --------      ---------      ----------
Balance at December 31, 1999          30,744,426     25,347,488      1,587,267          1,587        (89,400)      4,821,858
Issuance of Series E convertible
   preferred stock, net of
   issuance costs of $26,562           3,257,297      6,488,032             --             --             --              --
Issuance of common stock
   upon exercise of stock
   options                                    --             --        189,395            190             --          28,220
Issuance of convertible preferred
   stock warrants                             --             --             --             --             --         391,658
Unearned stock compensation                   --             --             --             --             --         206,280
Amortization of unearned
   stock compensation                         --             --             --             --             --              --
Net and comprehensive loss                    --             --             --             --             --              --
                                      ----------   ------------      ---------       --------      ---------      ----------
Balance at December 31, 2000          34,001,723   $ 31,835,520      1,776,662       $  1,777      $ (89,400)     $5,448,016
                                      ==========   ============      =========       ========      =========      ==========


                                       Unearned
                                         Stock                         Total
                                        Compen-       Accumulated    Stockholders'
                                        sation          Deficit        Deficit
                                    ------------    ------------    -------------
Balance at December 31, 1998        $         --    $(13,078,788)   $(12,976,138)
Issuance of Series D convertible
   preferred stock, net of
   issuance costs of $305,567                 --              --              --
Issuance of common stock
   upon exercise of stock
   options                                    --              --          19,538
Issuance of convertible preferred
   stock warrants                             --              --       1,615,857
Unearned stock compensation           (2,996,000)             --              --
Amortization of unearned
   stock compensation                    190,000              --         190,000
Net and comprehensive loss                    --     (13,542,243)    (13,542,243)
                                      ----------     -----------     -----------
Balance at December 31, 1999          (2,806,000)    (26,621,031)    (24,692,986)
Issuance of Series E convertible
   preferred stock, net of
   issuance costs of $26,562                  --              --              --
Issuance of common stock
   upon exercise of stock
   options                                    --              --          28,410
Issuance of convertible preferred
   stock warrants                             --              --         391,658
Unearned stock compensation             (206,280)             --
Amortization of unearned
   stock compensation                  1,460,818              --       1,460,818
Net and comprehensive loss                    --     (19,750,718)    (19,750,718)
                                      ----------     -----------     -----------
Balance at December 31, 2000        $ (1,551,462)   $(46,371,749)   $(42,562,818)
                                    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

MobileForce Technologies, Inc.
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                              Years Ended December 31,
                                                                               2000              1999
                                                                           ------------     -------------
Cash flows from operating activities
Net loss                                                                   $(19,750,718)    $ (13,542,243)
Adjustments to reconcile net loss to net cash used in
operating activities:
   Depreciation and amortization                                                774,548           494,956
   Warrants issued, primarily for debt financing                                636,718         1,453,957
   Amortization of unearned stock compensation                                1,460,818           190,000
   Loss on disposal of equipment                                                294,422           185,000
   Interest expense on notes payable to stockholders
      converted to preferred stock                                              161,700            79,424
   Changes in operating assets and liabilities:
      Accounts receivable                                                       (78,560)                -
      Prepaid expenses and other current assets                                  15,947          (129,875)
      Accounts payable and accrued liabilities                                  735,141           467,919
      Billings and accrued losses on uncompleted contracts
        in excess of related costs                                             (256,984)          501,814
                                                                           ------------     -------------
             Net cash used in operating activities                          (16,006,968)      (10,299,048)
                                                                           ------------     -------------

Cash flows from investing activities
   Increase in restricted cash                                                        -          (456,086)
   Purchases of property and equipment                                       (1,023,380)         (523,474)
                                                                           ------------     -------------
             Net cash used in investing activities                           (1,023,380)         (979,560)
                                                                           ------------     -------------

Cash flows from financing activities
   Proceeds from notes payable                                                1,500,000                 -
   Repayments of notes payable                                                  (84,228)          (79,274)
   Proceeds from convertible notes payable to
      preferred stockholders                                                  4,611,934           657,000
   Proceeds from borrowings under bank lines of credit                        5,000,000         1,500,000
   Repayments of bank lines of credit                                          (633,333)       (2,070,000)
   Payments under capital lease obligations                                    (429,334)         (148,629)
   Proceeds from issuance of convertible preferred stock,
      net of cash issuance costs                                              6,488,032        12,846,280
   Proceeds from issuance of common stock                                        28,410            19,538
                                                                           ------------     -------------
             Net cash provided by financing activities                       16,481,481        12,724,915
                                                                           ------------     -------------
             Increase (decrease) in cash and cash equivalents                  (548,867)        1,446,307
Cash and cash equivalents, beginning of period                                1,446,307                 -
                                                                           ------------     -------------
Cash and cash equivalents, end of period                                   $    897,440     $   1,446,307
                                                                           ============     =============
Supplemental disclosures
   Cash paid during the year for interest                                  $    449,431     $      54,279
                                                                           ============     =============
Noncash investing and financing activities
   Acquisition of furniture and equipment under
      capital leases                                                       $    406,410     $     815,796
                                                                           ============     =============
   Conversion of notes payable to stockholders and accrued
      interest to Series D convertible preferred stock                     $          -     $   2,533,849
                                                                           ============     =============

   The accompanying notes are an integral part of these financial statements.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

1. The Company

MobileForce Technologies, Inc. (the "Company") develops and markets workforce management systems that improve the scheduling, routing and dispatch of field service representatives ("FSRs"). The Company's software applications can be used by a variety of service-driven industries that include cable television/satellite, telecommunications, utilities and other field service providers. The Company currently markets its system primarily to the cable television industry and had two customer installations under contracts and numerous field trials in progress at December 31, 2000. The Company is incorporated in Delaware.

In late 1999, the Company began operations in Broomfield, Colorado for the research and development of an Internet-based service order management system. As a result of financing constraints and management's decision to refocus the Company on its core workforce management product, the operations located in Broomfield, Colorado were shut down in November 2000. The write-off of assets and severance costs, all of which were paid in 2000, associated with the closure of operations in Broomfield were $275,585 and $120,000, respectively.

In December 2000, the Company agreed, in principle, with C-COR.net Corp, a Pennsylvania corporation, ("C-COR") for the sale of the Company by merger, and obtained $7,250,000 in debt financing from C-COR through April 6, 2001. On March 29, 2001, the Company and C-COR executed an Agreement and Plan of Merger (the "Merger Agreement"). On April 27, 2001, the merger (the "Merger") was consummated and, pursuant to the Merger Agreement, a subsidiary of C-COR was merged into the Company, with the Company as the surviving entity and a wholly-owned subsidiary of C-COR. On April 30, 2001, the Company changed its name to Broadband Management Solutions, LLC (dba MobileForce Technologies).

The Company has incurred substantial operating losses and negative cash flows from operations since inception. Management anticipates losses and negative cash flows will continue for the foreseeable future because of insufficient revenues, additional costs of developing products, and sales and marketing activities. C-COR has committed to fund the Company's operating plan through the end of the earn-out period specified in the Merger Agreement of April 30, 2002.

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents and restricted cash

The Company considers all investments with a maturity of three months or less at purchase to be cash equivalents. Included in cash and cash equivalents at December 31, 1999 is a certificate of deposit which amounted to $1,085,374. Cash equivalents are stated at cost, which approximates fair value. Restricted cash represents time deposits held at financial institutions as collateral on certain of the Company's lease and service agreements with terms greater than a one-year period (see Note 4).

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

Concentrations of credit risk

The Company has several customer installations in progress as of December 31, 2000 pursuant to contracts with cable television companies located in the United States and Canada. The Company performs ongoing credit evaluations of these customers and generally does not require collateral.

Revenue recognition

The Company applies the revenue recognition guidance of AICPA Statement of Position 97-2, Software Revenue Recognition, as amended, to its license arrangements. Based on such guidance, the Company has determined that contract accounting is most appropriate for certain of its current license arrangements and has therefore referred to Accounting Research Bulletin 45, Long-Term Construction-Type Contracts, for revenue recognition associated with such contracts, and utilized the relevant guidance in AICPA Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.

Revenues from mobile workforce management solutions license contracts are recognized on the completed-contract method as the arrangements represent the Company's initial installations, and the Company did not have the ability to reasonably estimate contract costs at the inception of the contracts. Under the completed-contract method, revenue is recognized when the contract is completed, and all direct costs and related revenues are deferred until that time. Deferred revenue under these contracts represents only amounts billed and totaled $2,854,000 and $2,335,000 at December 31, 2000 and 1999, respectively. Contract costs consist primarily of direct labor and applicable benefits, travel and other direct costs, and equipment costs. The entire amount of an estimated loss on a contract is accrued at the time a loss on a contract is projected. Actual losses may differ from these estimates. As of December 31, 2000, the Company had three such license arrangements.

In addition, the Company had four arrangements with customers to provide field trials of its hosted mobile workforce management solutions. These hosted arrangements consist of design, implementation and trial service phases. All such arrangements were in the design or implementation phases at December 31, 2000, during which the arrangements are cancelable by either party and related costs are expensed as incurred to cost of services. Payments received under these arrangements can typically be applied against future amounts payable to the Company if the customer decides to continue its use of the hosted solutions and enters into a binding contract. Accordingly, cash received under these trial arrangements is treated as deferred revenue until the trial period is completed, at which time the Company determines the appropriate revenue recognition treatment based on whether the arrangement is extended and the terms of any such extension.

Software development costs

Costs incurred in the development of new technology are included in research and development and expensed as incurred. Costs incurred subsequent to the attainment of technological feasibility, which the Company defines as the completion of a working model, are capitalized until the product is available for general release to customers, and then subsequently reported at the lower of unamortized cost or net realizable value. Under this guidance, the Company has expensed all software development costs since inception.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

Property and equipment

Property and equipment are stated at cost. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, principally over three years for computer equipment and seven years for furniture and fixtures. Equipment under capital leases and leasehold improvements are depreciated over the shorter of the life of the lease or the asset.

Impairment of long-lived assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate an impairment has occurred and undiscounted future cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The impairment loss is then based on the excess of the carrying amount over the fair value of the assets.

Income taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-based compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123") - see Note 9. Under APB No. 25, unearned compensation is based on the difference, if any, on the date of the grant, between the fair value of the Company's common stock and the option exercise price. Unearned compensation is amortized over the vesting period.

The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services. The Company accounts for stock warrants granted in connection with debt issuances in accordance with Accounting Principles Board Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants ("APB No. 14"). APB No. 14 requires that the proceeds from an issuance of debt with warrants be allocated between the two securities based on their relative fair values at the time of issuance. The portion of the proceeds ascribed to the warrants is recorded as a liability or additional paid-in capital, as appropriate, with the resulting debt discount amortized to interest expense.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

Comprehensive income (loss)

The Company does not have components of other comprehensive income (loss). Accordingly, comprehensive loss is the same as net loss for the years ended December 31, 2000 and 1999.

Reclassifications

Certain financial statement amounts as of and for the year ended December 31, 1999 have been reclassified to conform to the 2000 presentation. Such reclassifications had no impact on the Company's reported net loss for the year ended December 31, 1999 or its stockholders' deficit as of December 31, 1999.

Recently issued accounting pronouncements

In June 1998, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), as amended by SFAS Nos. 137 and 138. SFAS No. 133 establishes new standards of accounting and reporting for derivatives instruments and hedging activities. SFAS No. 133 requires that all derivatives be recognized at fair value on the balance sheet, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS No. 133 will be effective for fiscal years beginning after June 15, 2000. Management believes that SFAS No. 133 will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"), which provides guidance for revenue recognition in certain circumstances. SAB 101 is applicable to public companies commencing in the fourth quarter of the year ended December 31, 2000. The adoption of SAB 101 did not have a material impact on the Company's financial position, results of operations or cash flows.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25 ("FIN No. 44"). FIN No. 44 clarifies the application of APB No. 25 for (a) the definition of an employee for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998 or January 12, 2000. The adoption of FIN No. 44 did not have a material impact on the Company's financial position, results of operations or cash flows.

On March 20, 2001, the Emerging Issues Task Force reached a final consensus on Issue 00-19, Determination of Whether Share Settlement Is within the Control of the Issuer for Purposes of Applying Issue No. 96-13, ("EITF No. 00-19"). EITF No. 00-19 addresses the balance sheet classification and measurement of derivative financial instruments indexed to, and potentially settled in, a company's own stock, and generally specifies that contracts that require settlement in shares are considered equity instruments and contracts that require net-cash settlement are liabilities reported at current fair value. As required by EITF No. 00-19, the Company has applied the guidance therein to

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

warrants issued to purchase its convertible preferred stock granted or substantially modified subsequent to September 20, 2000 (see Note 8). Application of EITF No. 00-19 to warrants issued prior to September 20, 2000 is required as of June 30, 2001. As discussed in Note 8, all warrants were terminated or exercised at the time of the acquisition of the Company by C-COR, or assumed by C-COR.

3. Balance Sheet Components

Property and equipment consists of the following:

                                                        December 31,
                                                ---------------------------
                                                     2000           1999

Building and leasehold improvements              $   189,901    $   323,618
Computer equipment                                 2,775,723      2,053,572
Office equipment                                      84,199         45,602
Furniture and fixtures                               134,561        107,988
Equipment at customer sites                          337,071             --
                                                ------------    -----------
                                                   3,521,455      2,530,780
Less accumulated depreciation and amortization    (1,579,090)      (945,944)
                                                ------------    -----------
   Property and equipment, net                   $ 1,942,365    $ 1,584,836
                                                ============    ===========

Accounts payable and accrued liabilities consist of the following:

                                                  December 31,
                                           -----------------------
                                               2000         1999

Accounts payable                           $  920,774   $  283,436
Accrued compensation and benefits             731,459      496,944
Other accrued liabilities                     253,651      390,363
                                          -----------  -----------
Accounts payable and accrued liabilities   $1,905,884   $1,170,743
                                          ===========  ===========

4. Commitments

The Company leases its office space under a noncancelable operating lease with an original term of 74 months. The lease contains a renewal option after the initial term concludes in September 2005, and provisions adjusting the lease payments based on changes in operating costs of the office space.

The Company is also obligated under capital leases expiring at various dates through 2004. These leases contain renewal options and certain leases contain purchase options. At December 31, 2000 and 1999, the cost of assets acquired under capital leases was $1,650,383 and $1,243,973, respectively, consisting primarily of computer equipment. Accumulated amortization related to these assets was $581,723 and $425,436 at December 31, 2000 and 1999, respectively.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

The future minimum lease payments arising under capital and operating leases subsequent to December 31, 2000 are as follows:

                              Year Ending    Capital        Operating
                              December 31,    Leases         Leases         Total

                                    2001   $   627,023    $   302,600   $   929,623
                                    2002       426,545        310,165       736,710
                                    2003       207,074        317,919       524,993
                                    2004        16,969        325,867       342,836
                                    2005            --        249,305       249,305
                                             ---------     ----------   -----------
Total minimum lease payments                 1,277,611    $ 1,505,856   $ 2,783,467
                                                          ===========   ===========
Less amounts representing interest            (159,733)
                                             ---------
Obligation under capital leases at
December 31, 2000                            1,117,878

Less current portion                          (524,533)
                                             ---------
Long-term portion                          $   593,345
                                             =========

Rent expense for the years ended December 31, 2000 and 1999 was $473,470 and $300,222, respectively.

On April 27, 2001, immediately upon the closing of the Merger (see Note 1), capital lease obligations which totaled $665,153 at December 31, 2000 were repaid in full.

5. Notes Payable and Lines of Credit

In March 1997, the Company entered into a line of credit agreement with a bank which provided for borrowings of up to $600,000. On December 28, 1998, the line of credit was converted to a bridge loan increasing the facility to $1,100,000 with a maturity date of the earlier of February 28, 1999 or the closing of the Series D convertible preferred stock sale, at which time all outstanding principal and remaining interest under the bridge loan became due and payable. Outstanding borrowings bore interest at the bank's prime rate plus 2% (10.5% at December 31, 1998), payable monthly, and were collateralized by the Company's encumbered assets. Outstanding borrowings under this arrangement were fully repaid in 1999, at which point the arrangement was terminated.

In July 1998, the Company entered into a Loan and Security Agreement with a leasing company. The promissory notes executed under this agreement (the "Notes") accrue interest at 10.5% per annum, are to be repaid in monthly installments of principal and interest over 42 months and are collateralized by the fixed assets of the Company not under lease. As of December 31, 2000 and 1999, principal amounts outstanding under the Notes totaled $77,233 and $161,461, respectively. On April 27, 2001, immediately upon the closing of the Merger (see Note 1), the Notes were repaid in full.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

In December 1998, the Company entered into a loan and security agreement with a bank which provided the Company with an $800,000 revolving line of credit. In early 1999, the line of credit was amended to increase to $1,500,000 with a maturity date of February 28, 1999. Outstanding borrowings bore interest at the bank's prime rate plus 1% (8.75% at December 31, 1998), payable monthly. A replacement note was issued on February 24, 1999 which extended the maturity date until the Series D preferred stock funding was completed in March 1999, at which time the line of credit arrangement was terminated.

On January 19, 2000, the Company entered into a $2,500,000 Loan and Security Agreement with a financial institution. Borrowings of $1,500,000 and $1,000,000 were made under this arrangement on January 19, 2000 and February 25, 2000, respectively. The borrowings are repayable monthly, in 30 equal installments, beginning three months from the borrowing date, and bear interest at 14.4% and 14.55% per annum, respectively. The amount outstanding under this arrangement was $1,866,667 at December 31, 2000. On April 27, 2001, immediately upon closing of the Merger (see Note 1), this debt was repaid in full.

On September 26, 2000, the Company entered into a $2,000,000 Loan and Security Agreement with another financial institution. Available borrowings under this arrangement were increased by $500,000 on December 14, 2000. The $500,000 loan obtained on December 14, 2000 is guaranteed and sub-guaranteed by certain of the Company's preferred stockholders. These borrowings bear interest at the prime rate, plus 3% per annum (12.5% at December 31, 2000). The notes were originally payable, with accrued interest, on January 14, 2001. This maturity date was initially extended to February 14, 2001, and the loans were repaid in full on March 30, 2001 with loan proceeds obtained from C-COR.

In conjunction with the Merger, the Company issued notes to C-COR totaling $7,250,000 through April 6, 2001, of which $1,500,000 was outstanding on December 31, 2000, with interest rates of prime plus 3% (12.5% at December 31, 2000) (see Note 1). The loans mature on March 31, 2002, and are subordinated to the debt obligations to financial institutions described above. The notes are convertible into the Company's Series E convertible preferred stock at $1.00 per share if certain conditions are met, including termination of the merger with C-COR. Additionally, upon a conversion of the notes, C-COR would be entitled to receive warrants to purchase up to 3,625,000 shares of the Company's Series E convertible preferred stock at an exercise price of $1.00 per share.

The above notes payable are collateralized by substantially all of the Company's assets, and the related debt agreements contain certain covenants that restrict the Company's ability to make investments or distributions, incur or guarantee additional indebtedness, and sell assets.

Future principal payments due under these notes payable as of December 31, 2000 are as follows: 2001: $5,077,233; 2002: $866,667.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

6. Convertible Notes Payable to Preferred Stockholders and Customer

In September 1998, the Company issued convertible notes payable to holders of the Company's Series B and Series C convertible preferred stock. The notes accrued interest at 8% per annum and were scheduled to convert to the Company's Series D convertible preferred stock. At December 31, 1998, the principal amount outstanding under the notes payable was $1,797,425. Additional convertible notes of $657,000 were issued in March 1999. All notes and accrued interest were converted to Series D convertible preferred stock upon the first sale of Series D convertible preferred stock in March 1999.

On July 27, 2000 and November 13, 2000, the Company issued convertible notes payable totaling $3,366,470 and $1,245,464, respectively, to certain of its preferred stockholders, which remained outstanding at December 31, 2000. Included in the July 27, 2000 borrowings is a $200,000 note payable to one of the Company's customers who is not a shareholder. The convertible notes accrue interest at 10% per annum, payable at maturity, and mature one year from the respective issuance dates. Accrued interest was $161,700 at December 31, 2000. The notes and accrued interest are automatically convertible into the Company's convertible preferred stock upon the close of the Company's next round of preferred stock financing of at least $3,400,000. The notes and accrued interest are convertible into a number of preferred shares based on the price per share of the financing. On April 27, 2001, immediately upon closing of the Merger (see
Note 1), the notes were repaid in full.

In connection with the issuance of convertible notes during 2000, the Company issued warrants to purchase convertible preferred stock to the lenders (Note 8). The portion of the debt proceeds attributed to the warrants was recorded as a debt discount and is being amortized over the term of the debt. The unamortized discount totaled $801,503 at December 31, 2000. The effective interest rates on the July 27, 2000 and November 13, 2000 borrowings are 28.4% and 51.3%, respectively.

7. Convertible Preferred Stock

Convertible preferred stock consists of the following at December 31, 2000:

                                                           Aggregate
                           Shares       Shares Issued     Liquidation
       Series            Authorized    and Outstanding    Preference
         B                 9,953,226       9,510,000     $ 4,755,000
         C                 5,781,410       5,704,090       5,532,967
         D                19,000,000      15,530,336      15,530,336
         E                 7,000,000       3,257,297       6,514,594
                          ----------      ----------    ------------
                          41,734,636      34,001,723     $32,332,897
                          ==========      ==========    ============

The convertible preferred stock is issuable in series and the Board of Directors is authorized to determine the rights, preferences and terms of each series. Effective January 12, 2001, the Series E convertible preferred stock was repriced to $1.00 per share, and an additional 3,257,297 shares were issued to the existing holders of Series E convertible preferred stock.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

On April 18, 2001, the Company's articles of incorporation were amended to provide for 93,000,000 and 69,734,636 authorized shares of common stock and convertible preferred stock, respectively.

   Dividends

   The holders of Series B, Series C, Series D and Series E convertible preferred stock, in preference to the holders of any other capital stock of the Company, are entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available, non-cumulative dividends at the rate of $0.045, $0.0873, $0.09 and $0.18 ($0.09 effective January 12, 2001) per annum on each outstanding share of Series B, Series C, Series D and Series E convertible preferred stock, respectively (as adjusted for any stock dividends, combinations or splits with respect to such shares). No dividends have been declared or paid through December 31, 2000.

   Conversion

   Each share of preferred stock, at the option of the holder, is convertible into the number of fully-paid and nonassessable shares of common stock at the conversion rate. The initial conversion rate per share of the Series B, Series C, Series D and Series E convertible preferred stock is 1:1. The conversion rate is subject to adjustment under specified terms and conditions.

   Shares of the convertible preferred stock will automatically convert into shares of common stock, based on the then-effective conversion price, at any time upon the affirmative vote of the holders of at least sixty percent of the outstanding shares of the preferred series, or immediately upon the closing of a firmly underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the per share price is at least $5.00 (as adjusted for stock splits, recapitalization and the like), and the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $20,000,000.

   Liquidation preference

   In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of convertible preferred stock are entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, by reason of their ownership, an amount equal to the sum of $0.50 for each share of Series B convertible preferred stock, $0.97 for each share of Series C convertible preferred stock, $1.00 for each share of Series D convertible preferred stock, and $2.00 ($1.00 effective January 12, 2001) for each share of Series E convertible preferred stock, plus any declared but unpaid dividends with respect to such shares. After payment of the full liquidation preference of the preferred stockholders, the holders of common stock are entitled to receive an amount equal to $0.05 per share. The remaining assets, if any, are to be distributed ratably to the holders of common and preferred stock on an as-if-converted to common stock basis.

   Effective April 18, 2001, the holders of common stock are entitled to receive, prior and in preference to any distributions of any assets of the Company to the holders of convertible preferred stock, an amount equal to $0.15 for each outstanding common share. Furthermore, the $0.05 per share payable to the holders of common stock, after the payment of the preferred stockholders' preference, was eliminated.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

   If, upon the occurrence of a liquidation event, the assets and funds distributed among the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amount, then all assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the convertible preferred stock, in proportion to the preferential amount each such holder is otherwise entitled to receive.

   For purposes of determining liquidation preferences, a merger or consolidation of the Company into another entity in which the stockholders of the Company own less than 50% of the voting stock of the surviving company, or the sale, transfer or lease of substantially all assets of the Company, will be deemed a liquidation, dissolution, or winding up of the Company. These liquidation characteristics provide for mandatory redemption and, accordingly, the convertible preferred stock has been classified outside of stockholders' deficit in the Company's balance sheet.

   Voting

   A holder of convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted, and has voting rights and powers equal to the voting rights and powers of a common stockholder.

   Antidilution provisions

   The conversion price of the convertible preferred stock is subject to adjustment to prevent dilution in the event that the Company issues additional shares of convertible preferred stock, common stock or common stock equivalents at a purchase price less than the then-effective conversion price, provided, however, that without triggering antidilution adjustments, the Company may issue to directors, officers, employees or consultants shares of common stock that are reserved for issuance under the 1997 Stock Plan or in connection with financing or other transactions which involve consideration and which are approved by the Board of Directors.

   Reserved shares

   As of December 31, 2000, a total of 8,124,920 of the Company's convertible preferred stock was reserved for issuance upon exercise of outstanding warrants.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

8. Warrants to Purchase Convertible Preferred Stock

As of December 31, 2000, warrants to purchase shares of convertible preferred stock of the Company were outstanding and, unless otherwise indicated below, fully exercisable as follows:

                                                        Exercise
                                         Number of        Price
        Period(s) of Issue       Series   Warrants      Per Share   Expiration Period(s)

    March 1997                     B         43,226      $0.50      February 2007
    June - July 1998               C         77,320      $0.97      June - July 2008
    March 1999-January 2000        D      2,968,900      $1.00      September 2003 - September 2009
    July - November 2000           E      2,535,474      $1.00      July 2005 - August 2010
    December 2000                  E      2,500,000      $0.20      December 2005
                                          ---------
                                          8,124,920
                                          =========

In connection with the issuance of convertible notes payable to its stockholders in September 1998 (Note 6), the Company issued warrants to the noteholders to purchase shares of the Company's convertible preferred stock, with additional warrants to be issued if the Series D convertible preferred stock offering did not close by November 1998. Under this arrangement, the Company issued 718,970 warrants to purchase Series D convertible preferred stock at an exercise price of $1.00 per share and an expiration date of September 2003. The portion of the note proceeds ascribed to the warrants was recorded as interest expense and totaled approximately $414,000 in 1999.

In connection with the conversion of a line of credit to a bridge loan in December 1998 (Note 5), the Company granted warrants to the lender to purchase 132,000 shares of Series D convertible preferred stock at an exercise price of $1.00 per share. The warrants expire the earlier of December 2008 or five years after the date of an IPO. The value ascribed to the warrants of approximately $96,000 was recorded to interest expense in 1999.

In connection with guarantees provided by certain stockholders in connection with the Company's $800,000 revolving credit line (Note 5), in January 1999, the Company issued warrants to purchase 1,135,365 shares of the Company's Series D convertible preferred stock with an exercise price of $1.00 per share and an expiration date of January 2004. The value ascribed to these warrants of approximately $715,000 was recorded as interest expense in 1999.

Pursuant to the terms of the Company's related party financing arrangements, 407,000 warrants to purchase Series D convertible preferred stock were issued to stockholders who provided convertible notes payable financing in March 1999 (Note 6). The warrants have an exercise price of $1.00 per share and expire in March 2004. The portion of the notes proceeds attributed to these warrants of approximately $184,000 was recorded as interest expense in 1999.

In connection with the issuance of Series D convertible preferred stock in March 1999, the Company granted 256,250 warrants to purchase Series D convertible preferred stock as consideration for arranging the financing, with an exercise price of $1.00 per share and an expiration in March 2004. The fair value of these warrants of $161,500 was treated as a cost of stock issuance.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

Pursuant to a loan agreement dated January 19, 2000 (Note 5), the Company issued a warrant to the lender to purchase 287,500 shares of the Company's Series D convertible preferred stock at an exercise price of $1.00 per share. The warrant expires in January 2007. The value ascribed to the warrants totaled approximately $404,000, of which $139,778 was amortized as interest expense in 2000.

In connection with the issuance of convertible notes to certain of its preferred stockholders and a customer in July 2000 (Note 6), the Company issued warrants to the noteholders to purchase 841,618 shares of the Company's Series E convertible preferred stock at an exercise price equal to the price per share of the Company's next round of preferred stock financing with proceeds of at least $3,400,000 (a "Financing"), or $2.00 per share if a Financing does not occur. The $2.00 per share pricing was amended to $1.00 per share in November 2000. The warrants are exercisable commencing on the date of a Financing and expire the earlier of July 2005, the closing of an initial public offering with proceeds of at least $20,000,000 and a price per share of at least $5.00, or a change in control, as defined. The portion of the debt proceeds originally attributed to the warrants totaled approximately $620,000, of which $265,084 was recorded as interest expense in 2000.

As required by the terms of the loan agreement dated September 26, 2000 (Note
5), the Company issued warrants to the lenders to purchase 350,000 shares of Series E convertible preferred stock at an exercise price of $1.50 per share. The warrants expire in September 2007. The value ascribed to the warrants totaled approximately $313,000, of which $162,293 was recorded as interest expense in 2000. Pursuant to the agreement, as a result of the extension of the loan maturity date to February 14, 2001, and the Company's inability to payoff the debt by such extended due date, the Company issued warrants to the lenders to purchase an additional 500,000 shares of Series E convertible preferred stock at an exercise price of $1.00 per share, and the exercise price of the warrants previously issued to the lenders was amended to $1.00 per share in November 2000. The value attributed to this additional warrant coverage was approximately $84,000, of which $42,000 was recorded as interest expense in 2000.

In connection with the issuance of convertible notes to certain preferred stockholders in November 2000 (Note 6), the Company issued warrants to such stockholders to purchase 1,337,607 shares of the Company's Series E convertible preferred stock at an exercise price equal to the price per share of a Financing, or $1.00 per share if a Financing does not occur. The warrants are exercisable commencing on the date of a Financing and expire the earlier of November 2005, the closing of an initial public offering with proceeds of at least $20,000,000 and a price per share of at least $5.00, or a change in control, as defined. The portion of the debt proceeds attributed to the warrants totaled approximately $514,000, of which $67,585 was amortized as interest expense in 2000.

In connection with debt guarantees provided in December 2000 by certain stockholders (Note 5), the Company issued warrants to the stockholders to purchase 2,500,000 shares of Series E convertible preferred stock at an exercise price of $0.20 per share. The warrants are exercisable commencing on the date of a Financing and expire the earlier of December 2005, the closing of an initial public offering with proceeds of at least $20,000,000 and a price per share of at least $5.00, or a change in control, as defined. The value ascribed to the warrants totaled approximately $1,620,000, of which $259,811 was recorded as interest expense in 2000.

The Company has issued warrants to various other parties, primarily lessors. The values of such warrants were not material. No warrants have been exercised through December 31, 2000.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

As discussed in Note 2, the Company has applied the guidance in EITF No. 00-19 to warrants granted or modified subsequent to September 20, 2000, which resulted in such warrants being classified as current liabilities as of December 31, 2000. The decrease in fair value of these warrants as of December 31, 2000 of $275,887 was recorded as other income.

As a result of, or in connection with the Merger (see Note 1), warrants to purchase 1,098,550 shares of Series E convertible preferred stock were exercised at $0.20 per share, and all of the Company's remaining outstanding warrants were terminated, except for warrants issued to a lender and a lessor to purchase in the aggregate 77,320 shares of Series C convertible preferred stock, 287,500 shares of Series D convertible preferred stock, and 6,250 shares of Series E convertible preferred stock.

The fair values of warrants to purchase convertible preferred stock, that were either recorded as expense or utilized in the allocation of the proceeds of debt issued with such warrants, were estimated using the Black-Scholes option pricing model, with the following significant estimates and assumptions:

                                        2000                      1999
 Expected life of warrants    Maximum contractual life  Maximum contractual life
                                    (5-7 years)               (5-10 years)
 Expected dividend yield                 0%                        0%
 Estimated volatility                    75%                       75%
 Risk-free interest rate           5.19% - 6.75%              4.78% - 6.32%

9. Stock-Based Compensation

The Company's 1997 Stock Plan (the "Plan") covers certain directors, employees and consultants. The Plan provides for the granting of options to purchase shares of the Company's common stock. Under the Plan, two types of options may be granted: Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs"). The ISOs may be granted at a price per share not less than the fair market value at the date of grant. The NQSOs may be granted at a price per share not less than 85% of the fair market value at the date of grant. Options granted under the Plan are immediately exercisable, generally vest over four years at a rate of 25% on the one-year anniversary of the option grant and then monthly over the remaining three years, and expire ten years after the date of grant.

Common stock obtained upon early exercise is restricted subject to the same vesting provisions. Common stock subject to repurchase totaled 450,000 shares at December 31, 2000 at a repurchase price of $0.15 per share.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

At December 31, 2000, 2,660,117 options were available for future grant and the Company had reserved 8,450,000 shares of common stock for issuance under the Plan. The table below summarizes the Company's stock option activity under the
Plan:

                                                     Year Ended December 31,
                                        -------------------------------------------------
                                                  2000                      1999
                                        ------------------------  -----------------------
                                                       Weighted                  Weighted
                                                        Average                   Average
                                                       Exercise                  Exercise
                                       Number of        Price      Number of      Price
                                         Shares       per Share     Shares      per Share

Options outstanding at January 1        4,416,015      $   0.13   3,314,515      $   0.10
    Granted                             2,708,070          0.49   2,735,500          0.15
    Exercised                            (189,395)         0.15    (967,917)         0.11
    Cancelled                          (2,504,104)         0.39    (666,083)         0.07
                                        ---------        ------   ---------        ------
Options outstanding at December 31      4,430,586      $   0.20   4,416,015      $   0.13
                                        =========        ======   =========        ======

The following table summarizes information concerning currently outstanding and exercisable and vested options at December 31, 2000:

                               Outstanding and Exercisable                          Vested
                      --------------------------------------------         --------------------------
                                            Weighted      Weighted                          Weighted
                                             Average       Average                           Average
                                            Remaining     Exercise                          Exercise
      Exercise Price                       Contractual    Price Per                         Price Per
         Per Share      Shares            Life (Years)      Share            Shares           Share

         $0.05          693,496               6.63          $0.05             665,756        $0.05
         $0.15        2,888,340               8.09          $0.15           2,049,329        $0.15
         $0.50          848,750               9.43          $0.50                  65        $0.50
                      ---------                                             ---------
                      4,430,586                             $0.20           2,715,150        $0.13
                      =========                                             =========

The Company applies the intrinsic-value method prescribed by APB No. 25 in accounting for employee stock options. Accordingly, unearned stock compensation is recognized only when options are granted with an exercise price less than fair value. Compensation expense is then recognized over the associated service period, which is generally the vesting term. Total unearned compensation expense, net of cancellations, recorded during 2000 and 1999 was $206,280 and $2,966,000, respectively, of which $1,460,818 and $190,000 was amortized to expense in 2000 and 1999, respectively.

On January 18, 2001, the Company's Board of Directors approved the repricing, to an exercise price of $0.15 per share, of 799,250 common stock options granted during the year ended December 31, 2000 with an original exercise price of $0.50 per share.

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

Fair value disclosures

The Company has determined its pro forma net loss in accordance with SFAS No. 123 as if the Company had measured the fair value of its employee stock options using the minimum value method on the date of grant. The weighted average fair values of options granted for the years ended December 31, 2000 and 1999 were $0.23 per share and $1.11 per share, respectively. The minimum values of these options were estimated using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                        2000              1999

     Expected dividend yield                               0%                0%
     Risk free interest rate                            5.66%             5.94%
     Expected life of options                         4 years           4 years

For purposes of pro forma disclosures, the estimated value of the options is amortized to expense over the four-year average vesting period of the options. The pro forma net loss resulting from compensation cost measured under SFAS No. 123 was $20,092,002 and $13,580,897 for the years ended December 31, 2000 and 1999, respectively. The effects on pro forma disclosure of applying SFAS No. 123 in 2000 and 1999 are not likely to be representative of the effects on reported net income (loss) in future years.

10. Income Taxes

The components of net deferred tax assets are as follows:

                                                            December 31,
                                                   -----------------------------
                                                       2000              1999

Net operating loss carryforwards                  $ 18,620,020      $ 10,854,585
Research and development credit carryforwards        1,739,330           881,649
Deferred revenue and contract costs                    192,069           301,364
Other                                                  500,343          (283,598)
                                                   -----------       -----------
    Total deferred tax assets                       21,051,762        11,754,000

Less: Valuation allowance                          (21,051,762)      (11,754,000)
                                                   -----------       -----------
    Net deferred tax assets                       $         --      $         --
                                                   ===========       ===========

During the years ended December 31, 2000 and 1999, the valuation allowance increased by $9,297,762 and $6,949,000, respectively. The full valuation allowance is the primary reason for the difference between the Company's effective tax rate and the statutory U.S. federal income tax rate.

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. These factors include the Company's history of losses, the fact that the market in which the Company competes is characterized by rapidly changing technology; and the lack of carryback capacity

MobileForce Technologies, Inc.
Notes to Financial Statements
--------------------------------------------------------------------------------

to realize deferred tax assets. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

As of December 31, 2000, the Company had net operating loss carryforwards available to reduce its future taxable income of approximately $44,000,000 for both federal and state income tax purposes. The net operating loss carryforwards will expire between 2007 and 2020.

As of December 31, 2000, the Company also had research and development credit carryforwards of $1,130,000 and $609,000 for federal and state income tax purposes, respectively, which expire between 2012 and 2020.

The Company's ability to utilize its net operating loss carryforwards to offset future taxable income may be subject to restrictions attributable to equity transactions that result in changes in ownership as defined in the Tax Reform Act of 1986. These restrictions may limit, on an annual basis, the Company's future use of its net operating loss carryforwards and research and development tax credit carryforwards. The Company determined that such a change in ownership occurred in early 1997, but has not yet determined the amount of any limitations with respect to net operating loss carryforwards generated prior to this change in control. Utilization of all of the Company's net operating loss carryforwards may be further limited by any future change in control. The amount of such limitations, if any, has not been determined.

11. Retirement Plan

On September 1, 1998, the Company established a defined contribution savings plan (the "401(k) Plan") that qualifies under the provisions of Section 401(k) of the Internal Revenue Code and covers all employees of the Company who meet the 401(k) Plan's eligibility requirements. Under the terms of the 401(k) Plan, employees may contribute a portion of their annual compensation up to the maximum allowed by law. The 401(k) Plan provides for discretionary contributions by the Company, the amount of which is determined by the Company's Board of Directors. The Company has made no contributions to the 401(k) Plan through December 31, 2000.

12. Contingencies

The Company is involved in a lawsuit that arose in the ordinary course of business. While the Company does not expect the outcome of this matter to be material in relation to its financial condition, results of operations or cash flows, the ultimate outcome of this matter is uncertain.

ITEM 7 (b) - PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements of C-COR.net Corp.(C-COR or the Company) have been prepared to give effect to the April 27, 2001 acquisition of MobileForce Technologies Inc. (MobileForce) using the purchase method of accounting. Consideration for the acquisition was approximately $9,138,000 consisting of a cash payment of approximately $5,029,000, direct transaction costs and expenses of approximately $738,000 and the assumption by C-COR of MobileForce stock options to purchase 500,000 shares of C-COR's common stock.

The unaudited pro forma condensed consolidated balance sheet assumes the acquisition took place in December 2000 and combines C-COR's December 29, 2000 unaudited condensed consolidated balance sheet with MobileForce's December 31, 2000 audited condensed balance sheet. The unaudited pro forma condensed consolidated statements of operations assume that the acquisition took place as of June 26, 1999 and combines C-COR's audited condensed consolidated statement of operations for the year ended June 30, 2000 and MobileForce's unaudited condensed statement of operations for the twelve-month period ended June 30, 2000; and C-COR's unaudited condensed consolidated statement of operations for the six-month period ended December 29, 2000 with the unaudited condensed statement of operations for MobileForce for the six-month period ended December 31, 2000.

The acquisition agreement provides for additional cash consideration to be paid to MobileForce stockholders, in an amount not to exceed $13,500,000, if MobileForce secures certain sales order contracts prior to April 30, 2002 and/or achieves certain revenue levels during the period May 1, 2001 through April 30, 2002. This additional cash consideration has not been reflected in the unaudited pro forma condensed consolidated financial statements.

In addition, subsequent to the acquisition of MobileForce, C-COR retired approximately $7,900,000 of assumed MobileForce debt. The repayment of such debt has not been reflected in the unaudited pro forma condensed consolidated balance sheet as of December 29, 2000.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial position that would have occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

                                 C-COR.NET CORP.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                           AS OF              AS OF
                                                     DECEMBER 29, 2000  DECEMBER 31, 2000     PRO FORMA           PRO FORMA
                                                           C-COR           MOBILEFORCE       ADJUSTMENTS          COMBINED
                                                     -----------------  -----------------   ----------------    ------------
ASSETS
Current Assets:
  Cash and cash equivalents                                 $ 88,132            $   897         $(5,767) (G)      $ 83,262
  Marketable securities                                       34,349                  -               -             34,349
  Accounts and notes receivable, net                          51,874                 79          (1,500) (C)        50,453
  Inventories                                                 38,932                  -               -             38,932
  Prepaid and other assets                                    10,393              1,904          (1,702) (H)        10,595
                                                           ---------            -------         -------          ---------
    Total current assets                                     223,680              2,880          (8,969)           217,591

Property, plant and equipment, net                            25,568              1,942               -             27,510

                                                                                                  2,213  (A)
                                                                                                 (1,500) (F)
Intangible assets, net                                         2,313                  -          16,600  (B)        19,626
                                                                                                    525  (F)
Other assets                                                  10,537                717            (121) (H)        11,658
                                                           ---------            -------         -------          ---------

                                                            $262,098            $ 5,539         $ 8,748          $ 276,385
                                                           =========            =======         =======          =========

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable                                          $ 29,707            $   921         $     -           $ 30,628
  Accrued liabilities & other                                 13,124              4,311          (2,875) (H)        14,560
  Current portion of long-term debt                              226              9,574          (1,500) (C)         8,300
                                                           ---------            -------         -------          ---------
    Total current liabilities                                 43,057             14,806          (4,375)            53,488

Long-term debt, less current portion                           1,428              1,460               -              2,888
Other liabilities                                              1,847                  -               -              1,847

Convertible preferred stock                                        -             31,836         (31,836) (D)             -

                                                                                                 42,563  (E)
                                                                                                   (975) (F)
Shareholders' equity (deficit)                               215,766            (42,563)          3,371  (G)       218,162
                                                           ---------            -------         -------          ---------

                                                            $262,098            $ 5,539         $ 8,748          $ 276,385
                                                           =========            =======         =======          =========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                 C-COR.NET CORP.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       YEAR             YEAR
                                                       ENDED           ENDED
                                                   JUNE 30, 2000   JUNE 30, 2000     PRO FORMA           PRO FORMA
                                                      C-COR         MOBILEFORCE     ADJUSTMENTS          COMBINED
                                                   -------------   -------------    -----------          ---------
Net sales                                              $283,262       $       -         $     -           $283,262

Cost of sales                                           208,546           1,441               -            209,987
                                                       --------       ---------         -------          ---------

Gross margin                                             74,716          (1,441)              -             73,275

Operating expenses:
  Selling and administrative                             33,477           7,156               -             40,633
  Research and product development                       16,003           7,880               -             23,883
  Merger and restructuring costs                          9,045               -               -              9,045
  Amortization of goodwill and other intangibles            103               -           5,771  (A)         5,874
                                                       --------       ---------         -------          ---------

Total operating expenses                                 58,628          15,036           5,771             79,435
                                                       --------       ---------         -------          ---------

Income (loss) from operations                            16,088         (16,477)         (5,771)            (6,160)

Interest and other income (expense), net                  3,885            (404)              -              3,481
                                                       --------       ---------         -------          ---------

Income (loss) before income taxes                        19,973         (16,881)         (5,771)            (2,679)

Income tax expense (benefit)                              5,512               -          (7,929) (B)        (2,417)
                                                       --------       ---------         -------          ---------
Income (loss) from continuing operations               $ 14,461       $ (16,881)        $ 2,158           $   (262)
                                                       ========       =========         =======          =========

Net income (loss) per share:
  Basic                                                $   0.48                                           $  (0.01)
  Diluted                                              $   0.43                                           $  (0.01)

Weighted average common shares and
  common share equivalents
    Basic                                                30,039                               -             30,039
    Diluted                                              33,968                               - (C)         30,039

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                 C-COR.NET CORP.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                    SIX MONTHS         SIX MONTHS
                                                       ENDED              ENDED
                                                DECEMBER 29, 2000   DECEMBER 31, 2000      PRO FORMA          PRO FORMA
                                                      C-COR           MOBILEFORCE         ADJUSTMENTS          COMBINED
                                                ---------------     -----------------     -----------         ---------
Net sales                                              $144,380          $       -          $     -            $144,380

Cost of sales                                           105,455                861                -             106,316
                                                       --------          ---------          -------             -------
Gross margin                                             38,925               (861)               -              38,064

Operating expenses:
  Selling and administrative                             16,250              4,103                -              20,353
  Research and product development                        8,813              3,746                -              12,559
  Merger and restructuring costs                            650                  -                -                 650
  Amortization of goodwill and other intangibles            123                  -            2,886  (A)          3,009
                                                       --------          ---------          -------             -------
Total operating expenses                                 25,836              7,849            2,886              36,571
                                                       --------          ---------          -------             -------
Income (loss) from operations                            13,089             (8,710)          (2,886)              1,493

Interest and other income (expense), net                  3,800             (1,383)               -               2,417
                                                       --------          ---------          -------             -------

Income (loss) before income taxes                        16,889            (10,093)          (2,886)              3,910

Income tax expense (benefit)                              6,791                  -           (4,543) (B)          2,248
                                                       --------          ---------          -------             -------
Income (loss) from continuing operations               $ 10,098          $ (10,093)         $ 1,657            $  1,662
                                                       ========          =========          =======             =======

Net income per share:
  Basic                                                $   0.30                                                $   0.05
  Diluted                                              $   0.29                                                $   0.05

Weighted average common shares and
  common share equivalents
    Basic                                                33,498                                   -              33,498
    Diluted                                              35,226                                 458 (C)          35,684

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                                 C-COR.NET CORP.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)



NOTE 1 - ADJUSTMENTS TO THE BALANCE SHEET

(A) To reflect the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). The purchase price and allocation of purchase price are assumed to be the same for income tax purposes on the basis that the Company will file the appropriate tax election necessary to treat the acquisition of MobileForce stock as an asset acquisition under Internal Revenue Code Section 338. This election is voluntary and is not required to be made until 8 1/2 months after the date of the stock acquisition. The Company has not completed the analysis necessary to determine whether or not the election will be filed. The amount of the goodwill and recording of deferred tax assets or liabilities could differ from the amounts presented depending upon this election and these differences could be significant. The purchase price and purchase price allocation are summarized as follows:

   Purchase price:
     Cash paid to MobileForce shareholders                                $  5,029
     Assumption of MobileForce stock options                                 3,371
     Direct transaction costs and expenses                                     738
                                                                          --------
   Total purchase price                                                                  9,138

   Allocated to:
     Historical book values of MobileForce
        assets and liabilities                                             (10,727)

     Fair value adjustments:
       Other current assets                                                 (1,702)
       Other assets                                                           (121)
       Warrants issued to acquire preferred
        stock included in liabilities                                        2,875


   Adjustments to reflect the fair market value of acquired intangible assets:
        Existing technology                                                  6,300
        Core technology                                                      4,800
        Trade name and trademarks                                            1,100
        Workforce                                                            2,900
        In-process technology                                                1,500
                                                                          --------

   Total allocations                                                                     6,925
                                                                                         -----

   Excess purchase price over allocation to
     identifiable assets and liabilities (goodwill)                                   $  2,213
                                                                                        ======


(B) To reflect the fair market value of acquired intangible assets based upon an independent valuation (see A).

(C) To reflect the elimination of an advance to MobileForce by C-COR.

(D) To reflect the elimination of convertible preferred stock of MobileForce.

(E) To reflect the elimination of shareholders' equity accounts of MobileForce.

(F) To reflect the recording by C-COR of the in-process technology charge, net of the related tax benefit.

(G) To reflect the consideration paid for the acquisition, which included cash payments to MobileForce shareholders, direct transaction costs and expenses, and the assumption by C-COR of MobileForce stock options to purchase 500,000 shares of C-COR's common stock.

(H) To reflect the fair market value adjustments to write-off the carrying value of loan commitment fees and warrants issued to purchase convertible preferred stock.

NOTE 2 - ADJUSTMENTS TO THE STATEMENTS OF OPERATIONS

(A) To reflect the amortization of goodwill and acquired intangible assets over the estimated useful life of three years.

(B) To reflect the tax effect of goodwill amortization and record tax benefits related to net losses of MobileForce on a consolidated basis, using the federal statutory rate of 35%. State tax benefits, if any, have not been provided since management believes it is not more likely than not that the Company would have realized for state income tax purposes a tax benefit for net losses of MobileForce in the periods presented.

(C) For the year ended June 30, 2000, stock options of MobileForce assumed by C-COR to purchase 500,000 shares of C-COR common stock have not been included in the computation of diluted net income (loss) per share because inclusion of such stock options would have been antidilutive. For the six-month period ended December 29, 2000, the dilutive effect of these stock options are reflected for the computation of diluted net income per share.

NOTE 3 - NONRECURRING CHARGES

The $1,500 nonrecurring charge resulting from acquired in-process technology has been reflected in the unaudited pro forma condensed consolidated balance sheet as of December 2000. However, this charge has been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2000 and the six months ended December 29, 2000. This charge will be included in the actual consolidated statement of operations of C-COR for the fourth quarter ended June 29, 2001.

                                    EXHIBIT INDEX


                                     DESCRIPTION


      EXHIBIT
       NUMBER


       2.1 Agreement and Plan of Merger dated as of March 29, 2001, between the Registrant, Broadband Management Solutions, LLC and MobileForce Technologies, Inc. (Incorporated by reference to the Registrant's 8-K dated April 27, 2001 and filed on May 11, 2001. File No. 0-10726)

       23   Consent of PricewaterhouseCoopers LLP (San Francisco, CA)

EX 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-82697, 333-87909, 333-90011, 333-90589 and
333-32676) and the Registration Statements on Form S-8 (Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-02505, 333-30982, 333-43592, 333-65805, 333-89067,
333-49826, 333-61226 and 333-64040) of C-COR.net Corp. of our report dated May 15, 2001 relating to the financial statements of MobileForce Technologies, Inc., which appears in this Current Report on Form 8-K of C-COR.net Corp. dated April 27, 2001, as amended on July 10, 2001.


PricewaterhouseCoopers LLP
----------------------------
San Francisco, California
July 10, 2001